UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 3

TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2010

CHINA GREEN AGRICULTURE, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-18606	36-3526027
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd Floor, Borough A, Block A.
No.181 South Taibai Road
Xi’an, Shaanxi Province
     People’s Republic of China 710065
(Address of registrant’s principal executive office)

          (011)-86-29-88266368
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On July 7, 2010, China Green Agriculture, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission (the “Commission”), with respect to its acquisition of Beijing Gufeng Chemical Products Co., Ltd., a company organized under the laws of the People’s Republic of China (“Gufeng”), and its wholly-owned subsidiary, Beijing Tianjuyuan Fertilizer Co., Ltd., a company organized under the laws of the People’s Republic of China.  This Amendment No. 3 on Form 8-K/A amends the Report and the Amendment No. 1 on Form 8-K/A filed with the Commission on August 13, 2010 (“8-K/A No. 1”)  in order to provide the consolidated unaudited financial statements of Gufeng for the quarterly period ended June 30, 2010 to bring the interim financial statements of the acquired company current to comply with the age of financial statements requirements relating to the Company’s  proposed registration statement on Form S-3 (File No. 333-168297).

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

Paragraph (a) of Item 9.01, “Financial Statements and Exhibits” is hereby amended to include the following:

(a)	Financial Statements of Business Acquired.

	Unaudited Financial Statements:	Page

	Balance Sheets as of June 30, 2010 and December 20, 2010	F-1
(Unaudited)

	Statements of Consolidated Income for the three and six months ended	F-2
June 30, 2010 and June 20, 2009 (Unaudited)

	Statements of Cash Flows for the six months ended June 30, 2010	F-3
and June 20, 2009 (Unaudited)

	Notes to Financial Statements (Unaudited)	F-4

 BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
BALANCE SHEET STATEMENT (Unaudited)

	AS OF
	June 30, 2010	December 20, 2009
ASSETS
Current Assets
Cash and cash equivalents	$2,323,270	$215,382
Accounts receivable, net	307,157	38,360
Other receivables	-	16,396
Other assets	-	6,192
Advances to suppliers	421,412	3,324,421
Amount due from related parties	66,357	671,424
Inventories	17,890,310	28,297,957
Total Current Assets	21,008,506	32,570,132

Plant, Property and Equipment, net	13,858,112	4,637,970

Construction in Progress	765,193	7,809,052

Intangible Assets	115,233	-

Total Assets	$35,747,044	$45,017,154

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$5,858,814	3,668,553
Other payables and accrued expenses	1,662,725	951,337
Amount due to related parties	522,246	464,849
Taxes payable	12,904	13,325
Unearned revenue	19,162,105	32,571,022
Short term loans	3,907,690	4,248,524
Total Current Liabilities	31,126,485	41,917,610

Long Term Loan	-	-

Total Liabilities	31,126,485	41,917,610

Stockholders' Equity
Share capital	4,068,178	4,068,178
Additional paid-in capital	-	-
Statutory reserve	625,020	439,330
Retained earning	(330,664)	(1,645,327)
Accumulated other comprehensive income	258,024	237,363
Total Stockholders' Equity	4,620,559	3,099,544

Total Liabilities and Stockholders' Equity	$35,747,044	$45,017,154

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
CONSOLIDATED INCOME STATEMENTS (Unaudited)

	FOR THE SIX MONTHS ENDED		THREE MONTHS END
	June 30, 2010	June 20, 2009	June 30, 2010	June 20, 2009

Net Sales	33,796,319	27,962,909	16,721,237	14,016,253
Cost of goods sold	(30,580,851)	(25,268,067)	(15,304,257)	(12,621,646)
Gross profit	3,215,468	2,694,842	1,416,979	1,394,607
Operating expenses
Selling expenses	(725,666)	(549,745)	(348,763)	(163,168)
Operating and administrative expenses	(707,245)	(382,200)	(365,579)	(235,505)
Total operating expenses	(1,432,911)	(931,946)	(714,342)	(398,673)

Income from operations	1,782,557	1,762,896	702,638	995,934

Total other income (expense)	(16,690)	126,984	(32,589)	147,556
Income before income taxes	1,765,867	1,889,880	670,049	1,143,490
Provision for income taxes
Net income	1,765,867	1,889,880	670,049	1,143,490
Other comprehensive income (loss)
Foreign currency translation gain (loss)	20,662	(93,103)	20,565	(94,484)
Comprehensive income	$1,786,529	$1,796,776	690,614	1,049,006

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD.
STATEMENTS OF CASH FLOWS (Unaudited)

	FOR THE SIX MONTHS ENDED
	June 30, 2010	June 20, 2009
Cash flows from operating activities
Net income	$1,765,867	$1,889,880
Adjustments to reconcile net income to net cash provided by operating activities

Depreciation	571,685	463,053
Amortization	38,752	-
Decrease / (Increase) in current assets:
Accounts receivable	(266,814)	6,710
Other receivables	16,397	(41,248)
Inventories	10,524,610	7,846,466
Advances to suppliers	2,905,914	(8,655,162)
Other assets	-	28,023
(Decrease) / Increase in current liabilities:
Accounts payable	2,152,273	7,648,110
Unearned revenue	(13,534,323)	(5,900,938)
Tax payables	(504)	(1,022)
Accrued expenses	133,323	(80,005)
Other payables	567,289	555,665
Net cash provided by operating activities	4,874,469	3,759,532

Cash flows from investing activities
Acquisition of plant, property, and equipment	(9,849,249)	(9,097)
Additions to construction in progress	7,049,234	(120,299)
Acquisitions of Tianjuyuan	(146,509)	-
Net cash used in investing activities	(2,946,525)	(129,396)

Cash flows from financing activities
Proceeds from (repayment of) installment loan	(366,273)	(1,575,532)
Payments to related parties		(375,038)
Proceeds from (payments to) related parties	659,536
Net cash provided by (used in) financing activities	293,264	(1,950,570)

Effect of exchange rate change on cash and cash equivalents	(113,320)	(96,957)
Net increase in cash and cash equivalents	2,107,888	1,582,610

Cash and cash equivalents, beginning balance	215,382	262,199
Cash and cash equivalents, ending balance	$2,323,270	$1,844,809

Supplement disclosure of cash flow information
Interest expense paid	$118,224	$116,289
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Beijing Gufeng Chemical Products Co., Ltd. (“Gufeng”, “we” or the “Company”), is a limited liability company incorporated under the laws of the People’s Republic of China (“PRC”), registered at South of Dongsiqu Bridge, Pinggu Town, Pinggu District, Beijing.

Gufeng is located in Beijing and is a producer of compound fertilizers, blending fertilizers and organic-inorganic compound fertilizers in China. Founded in 1993, Gufeng operates a facility with an annual production capacity of 300,000 metric tons of compound fertilizer, which has a current utilization rate of approximately 60%.

Beijing Tianjuyuan Fertilizer Co., Ltd. (“Tianjuyuan”) was founded in 2001 by two shareholders who are also the sole owners of Gufeng. On May 4, 2010, the Company acquired 100% of the equity interests of Tianjuyuan for a cash purchase price of RMB 1 million, and Tianjuyuan’s total registered capital (paid-in capital) amounted to RMB 1 million. Tianjuyuan is a limited liability company incorporated under PRC law registered at South of Nanzhangdai Village, Donggaocun Town, Pinggu District, Beijing.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. Actual results could differ from management’s estimates. Before January 1, 2010, the Company’s fiscal year ended on December 20th. From January 1, 2010 to July 2010, the Company adopted December 31st as its fiscal year-end. Therefore, the six-month period ended on June 30, 2010 is compared to the similar period ended on June 20, 2009.

Cash, cash equivalents and concentration of cash

For statement of cash flows purposes, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. Cash includes cash on hand and demand deposits in accounts maintained with PRC state-owned banks. As of June 30, 2010 and December 20, 2009, cash and cash equivalents amounted to $2,323,270 and $215,382, respectively.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Financial instruments, which subject the Company to concentration of credit risk, consist of cash.

Accounts receivable

The Company extends unsecured credit to its customers and maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves to determine if the allowance for doubtful accounts is adequate.  An estimate for doubtful accounts is made when collection of the full amount is no longer probable.  Account balances are written-off after management has exhausted all efforts of collection. As of June 30, 2010 and December 20, 2009, the Company had accounts receivable of $307,157 and $38,360, respectively, with no allowance for doubtful accounts.

Advances to suppliers

The Company provides advances to certain vendors for purchase of its material. As of June 30, 2010 and December 20, 2009, the advances to suppliers amounted to $421,412 and $3,324,421, respectively.

Inventories

Inventories are stated at the lower of cost or market value and cost is determined using the weighted average method.  Inventories include purchases and related costs incurred in bringing the inventories to their present location and condition. Inventories consist of raw material, work in process, finished goods and packaging materials.  Management reviews inventories for obsolescence and cost in excess of net realizable value at least annually and records a reserve against the inventory and additional cost of goods sold when the carrying value exceeds net realizable value.

Property, plant and equipment

Property, plant and equipment are stated at the cost of acquisition less accumulated depreciation.  Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. Expenditures for maintenance and repairs which do not improve or extend the useful lives of the assets are charged to operations as incurred.  The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of operations. Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets:

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Estimated Useful Life
Building	20 years
Machinery and equipment	5-10 years
Vehicles	8 years

The residual value is estimated to be 5% of the actual cost.

Impairment

The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. The Company also re-evaluates the periods of depreciation and amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. There was no impairment of long-lived assets as of June 30, 2010 and December 20, 2009.

Revenue recognition

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin (SAB) 104 (ASC 605). Revenue generated from consignment sales is recognized typically three months after the date of shipment to customers when the following criteria are met: persuasive evidence has been received that an arrangement exists; delivery of the products and/or services has occurred (three months after the shipping date); the selling price is fixed or determinable; no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. The Company requires its customers to make deposits with the Company when they place an order. The Company does not pay interest on these amounts. As of June 30, 2010 and December 20, 2009, the Company had unearned revenues of $16,192,105 and $32,571,022, respectively.

The Company's revenue consists of invoiced value of goods, net of a value-added tax (VAT) though the Company’s products are not subject to VAT. No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and sales discounts are normally not granted after products are delivered.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Income taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance can be provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The Company records a valuation allowance for deferred tax assets, if any, based on its estimates of its future taxable income as well as its tax planning strategies when it is more likely than not that a portion or all of its deferred tax assets will not be realized. If the Company is able to utilize more of its deferred tax assets than the net amount previously recorded when unanticipated events occur, an adjustment to deferred tax assets would increase the Company net income when those events occur. The Company does not have any significant deferred tax asset or liabilities in the PRC tax jurisdiction. As a producer of basic material for agricultural use, the Company is not subject to VAT according to the tax jurisdiction in the PRC, however, the Company is subject to corporate income tax.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The Company uses its local currency, Renminbi (RMB), as its functional currency. All asset and liability accounts were translated at the exchange rate on the balance sheet date; stockholder's equity is translated at the historical rates and items in the cash flow statements are translated at the average rate in each applicable period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. The resulting translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Because cash flows are also translated at average translation rates, amounts reported on the statement of cash flows will not necessarily be consistent with changes in the corresponding balances on the balance sheet.

Accumulated other comprehensive income amounted to $258,024 and $237,363 as of June 30, 2010 and December 20, 2009, respectively.

Fair values of financial instruments

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Statement of Financial Accounting Standard No. 107 (ASC 825), Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires fair value disclosures of those financial instruments.  The fair value measurement accounting standard defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follows:

• Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
• Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

• Level 3	inputs to the valuation methodology are unobservable and significant to the fair value.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payables, taxes payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

In addition to assets and liabilities that are recorded at fair value on a recurring basis, the Company is required to record assets and liabilities at fair value on a non-recurring basis.  Generally, assets are recorded at fair value on a non-recurring basis as a result of impairment charges.  As of June 30, 2010 and December 20, 2009, there were no impairment charges.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, Statement of Cash Flows (ASC230), cash flows from the Company's operations are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent accounting pronouncements

In June 2009, the FASB issued ASC 105 (previously SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("GAAP") - a replacement of FASB Statement No. 162, or the “Codification”), which will become the source of authoritative accounting principles generally accepted in the United States recognized by the FASB to be applied to nongovernmental entities. The Codification is effective in the third quarter of 2009, and accordingly, all subsequent public filings will reference the Codification as the sole source of authoritative literature. The Company does not believe that this will have a material effect on its financial statements.

In June 2009, the FASB issued ASC 855 (previously SFAS No. 165, Subsequent Events), which establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before the financial statements are issued or available to be issued. It is effective for interim and annual periods ending after June 15, 2009. There was no material impact upon the adoption of this standard on the Company’s financial statements.

In August 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-05, which amends ASC Topic 820, Measuring Liabilities at Fair Value, which provides additional guidance on the measurement of liabilities at fair value. These amended standards clarify that in circumstances in which a quoted price in an active market for the identical liability is not available, we are required to use the quoted price of the identical liability when traded as an asset, quoted prices for similar liabilities, or quoted prices for similar liabilities when traded as assets. If these quoted prices are not available, we are required to use another valuation technique, such as an income approach or a market approach. These amended standards are effective for the Company beginning in the middle of 2010 and are not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures which amends ASC Topic 820, adding new requirements for disclosures for Levels 1 and 2, separate disclosures of purchases, sales, issuances, and settlements relating to Level 3 measurements and clarification of existing fair value disclosures.  ASU 2010-06 is effective for annual and interim reporting periods beginning after December 15, 2009, except for the requirement to provide Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for fiscal years beginning after December 15, 2010 (the Company’s fiscal year 2011); early adoption is permitted.  The Company does not expect significant impact of adopting ASU 2010-06 on its financial statements.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

In February 2010, the FASB issued Accounting Standards Update 2010-09, “Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements,” or ASU 2010-09. ASU 2010-09 primarily rescinds the requirement that, for listed companies, financial statements clearly disclose the date through which subsequent events have been evaluated. Subsequent events must still be evaluated through the date of financial statement issuance; however, the disclosure requirement has been removed to avoid conflicts with other SEC guidelines. ASU 2010-09 was effective immediately upon issuance and was adopted in February 2010. The adoption of ASU 2010-09 did not have a material impact on our consolidated financial statements.

In April 2010, the FASB issued Accounting Standard Update 2010-17, “Revenue Recognition—Milestone Method (Topic 605): Milestone Method of Revenue Recognition” or ASU 2010-17. This Update provides guidance on the recognition of revenue under the milestone method, which allows a vendor to adopt an accounting policy to recognize all of the arrangement consideration that is contingent on the achievement of a substantive milestone (milestone consideration) in the period the milestone is achieved. The pronouncement is effective on a prospective basis for milestones achieved in fiscal years and interim periods within those years, beginning on or after June 15, 2010. The Company does not expect the adoption of ASU 2010-17 to have a significant impact on its consolidated financial statements.

NOTE 3 – ACQUISITION

On May 4, 2010, the Company acquired Tianjuyuan to expand product offerings and manufacturing sites. The acquisition was not significant in total assets or net income. We have accounted for this acquisition in accordance with the FASB’s revised accounting standard for business combinations under common control. We have included the financial results of Tianjuyuan according to its carrying value in our consolidated results from the acquisition date. The total purchase price for the acquisition was approximately $ 146,499 in cash. As a result of a total shareholders' deficit of approximately $222,171 as of the date of the acquistion, we have recorded approximately $368,670 in deemed dividend.

NOTE 4 – INVENTORIES

Inventories consist of the following as of June 30, 2010 and December 20, 2009:

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

	June 30, 2010	December 20, 2009
Raw materials	$2,308,325	$3,675,177
Packaging	563,114	687,797
Lower value materials	7,630	7,581
Semi-finished goods	1,493,446	2,565,422
Finished goods	13,517,795	21,361,980
Totals	$17,890,310	$28,297,957

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consist of the following as of June 30, 2010 and December 20, 2009:

	June 30, 2010	December 20, 2009
Building and improvements	$11,836,966	$2,215,215
Machinery and equipment	4,777,223	4,622,824
Office equipment	61,069	23,213
Vehicles	634,034	633,796
Total	17,309,292	7,495,048
Less: accumulated depreciation	(3,451,180)	(2,857,078)
Total property, plant and equipment	$13,858,112	$4,637,970

Depreciation expenses for the six months ended for June 30, 2010 and June 20, 2009 were $571,685 and $463,053, respectively.

NOTE 6 – CONSTRUCTION IN PROGRESS

The construction project was to expand the Company's structures including office buildings, warehouses and staff dormitories. The construction agreement was signed in the end of 2005 specifying a construction timeline of January 2006 to December 2010. The construction was mostly carried out in 2007 and 2009, and later completed in February 2010. Most of these construction in progress were reclassified as fixed assets of buildings. The total construction in progress as of June 30, 2010 and December 20, 2009 were $765,193 and $7,809,052, respectively.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 7 - ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consisted of the following as of June 30, 2010 and December 20, 2009:

	June 30, 2010	December 20, 2009
Accrued payroll	$204,001	$211,113
Welfare payable	157,253	14,476
Other payables	1,277,145	701,581
Accrued expense	24,325	24,167
Total	$1,662,725	$951,337

NOTE 8 – SHORT TERM LOAN

The Company had three short-term loans outstanding with Beijing Agricultural Bank as of June 30, 2010. The Company had four short-term loans outstanding with Beijing Agricultural Bank as of December 20, 2009. As of June 30, 2010 and December 20, 2009, the average loan terms, average loan rates and average loan payables were as follows:

	June 30, 2010	December 20, 2009
Average Original Loan Term	1 year	0.86 year
Average Loan Rate	5.8%	5.9%
Loan Payables	$3,907,690	$4,248,524

NOTE 9 – INCOME TAXES

Income tax expense attributable to income from continuing operations consists of:

	Current	Deferred	Total
Period ended June 30, 2010:
Foreign jurisdiction	441,467	(441,467)	0
Year ended December 20, 2009:
Foreign jurisdiction	938,852	(938,852)	0

The Company's operations are all carried out in the PRC. The Company did not engage in any business in the United States as of June 30, 2010 and December 20, 2009. Therefore, no provision for withholding taxes or U.S. federal income taxes or deferred income tax benefits has been made as of June 30, 2010 and December 20, 2009.

The Company incurred net operating losses (“NOLs”) in both its fiscal years ended December 20, 2008 and 2007 that gave rise to deferred tax assets. Previously the Company estimated that it was more likely than not that the NOLs would not be utilized in the future and provided full valuation allowance as of December 20, 2008. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

The valuation allowance for deferred tax assets as of June 30, 2010 and December 20, 2009 was $0 and $441,467, respectively. The net change in the total valuation allowance was a decrease of $441,467 as of June 30, 2010 and a decrease of $938,852 in fiscal year 2009.

Income tax expense attributable to income from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of the following:

	June 30, 2010	June 20, 2009
Computed “expected” tax expense	$598,943	661,458
Increase (reduction) in income taxes resulting from:
Change in the beginning-of-the-year balance of the
valuation allowance due to a change in judgment
about the realizability of deferred tax assets	(441,467)	(487,545)
Foreign tax differential	(157,476)	(173,913)
	$0	0

Effective from January 1, 2008, the PRC’s statutory Enterprise Income Tax (“EIT”) rate is 25%.

As of June 30, 2010 and December 20, 2009, our income taxes payable were $12,904 and $13,325, respectively.

NOTE 10 –OTHER TAXES

Value Added Tax

Sales revenue represents the invoiced value of goods, net of a VAT. Most of the Company’s fertilizer products that are sold in the PRC are waived from a Chinese VAT at a rate of 17% of the gross sales price due to the Company’s being the producer of basic material for agricultural use.

NOTE 11 – UNEARNED REVENUE

The unearned revenue represents the payment received by the Company before the fertilizer gets sold after three months. Unearned revenue is classified as a current liability on the balance sheet until it is recognized as earned during the accounting cycle. Unearned revenue was $19,162,105 and $32,571,022 as of June 30, 2010 and December 20, 2009, respectively.

NOTE 12 - OTHER INCOME (EXPENSES)

Other income (expenses) mainly consists of interest expense and subsidy income from the PRC government. Other income (expenses) was ($16,690) and $126,984 for the six months ended June 30, 2010 and June 20, 2009, respectively.

NOTE 13 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company's operations are all carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation.

Major Customers

One customer accounted for 10.8% of the Company’s total revenue for the six months ended June 30, 2010. No customer accounted for more than 10% of the Company’s total revenue for the six months ended June 20, 2009. The Company’s top ten customers accounted for 49% and 52% of the Company’s net sales for the six months ended June 30, 2010 and June 20, 2009, respectively.

The total outstanding accounts receivable for the Company’s top ten customers was $174,613 as of June 30, 2010. There were no outstanding accounts receivable for the Company’s top ten customers as of June 20, 2009.

NOTE 14 - STATUTORY RESERVES

The laws and regulations of the PRC require that before an enterprise distributes profits to its shareholders, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations, in proportions determined at the discretion of the board of directors, after the statutory reserve. The statutory reserves include the surplus reserve fund and the enterprise fund and represent restricted retained earnings.

As stipulated by the Company Law of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i)	Making up cumulative prior years' losses, if any;

ii)
Allocations to the "statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

iii)
Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and the statutory common welfare fund is no longer required per the new Corporation Law promulgated in 2006; and

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

Allocations to the discretionary surplus reserve, if approved by the Company’s shareholders at the shareholders' general meeting.

The Company has total registered capital of approximately $4,068,178 (RMB 30 million).  As of June 30, 2010 and December 20, 2009, the Company had appropriated approximately $625,020 and $439,330, respectively, for the statutory surplus reserve. The Company was required to contribute an additional $1,409,069 from future earnings as of June 30, 2010.

NOTE 15 - CONTINGENT LIABILITY

From time to time, the Company is involved in legal matters arising in the ordinary course of business.  As of June 30, 2010, management was not aware of any legal matters or pending litigation, which would have a significant effect on the Company’s financial statements as of June 30, 2010.

NOTE 16 – RELATED PARTY TRANSACTIONS

Amount due from (to) shareholders represents other receivables (or payables) from (or to) Mr. Qing Xin Jiang, the Company’s Chief Executive Officer and its largest shareholder.  The amount due from (to) related parties is short term in nature and non-interest bearing.

Amount due from (to) other related parties represents account receivable (payable) from customers (to vendors) collected (paid) by related parties such as Tianjuyuan (prior to the Company’s acquisition) on behalf of the Company; balances were recorded in amount due from (to) related parties.  The amount due from (to) related parties is short term in nature and non-interest bearing.

The Company had the following significant related party transactions as of June 30, 2010 and December 20, 2009, respectively:

	June 30, 2010	December 20, 2009
Amount due from shareholders	$66,357	$65,886
Amount due from other related parties	-	605,538
Amount due to shareholders	522,246	464,849

NOTE 17 – SUBSEQUENT EVENTS

Equity Ownership Transfer Agreements

BEIJING GUFENG CHEMICAL PRODUCTS CO., LTD. AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

On July 1, 2010, all of the Company’s shareholders, i.e., Mr. Qingxin Jiang and Ms. Qiong Jia (“Gufeng Shareholders”), entered into a Share Transfer Contract (the “Transfer Contract”) with Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. (“Jinong”), a wholly owned subsidiary of China Green Agriculture Inc. (“China Green”), for China Green to acquire 100% of the equity interests of the Company for an aggregate purchase price of approximately $31.8 million, which is comprised of cash purchase price of approximately $8.8 million and an aggregate of 2,275,931 newly issued shares (the “Shares”) of common stock of China Green to the Company’s shareholders or their designees. The value of the Shares equaled approximately $23 million, using the exchange rate of 6.7858 (the middle price of US Dollar against the RMB on the issuing day of the Shares) and the per share value of $10.101 (the average price of the closing price of the China Green’s common stock for ten consecutive trading days immediately before the date of execution of Transfer Contract with the Company’s shareholders). The Company’s shareholders also entered into a Supplementary Agreement with Jinong on the same day (the “Supplementary Agreement”). Subsequently, the Company’s fiscal year end was changed from December 31st to June 30th so it adopted the same fiscal year end as China Green. The Supplementary Agreement sets forth the terms and conditions of the issuance of the Shares. Of the Shares being issued in the acquisition, 40% will be held in escrow pending satisfaction of certain conditions such as the make good targets for the release of 30% of the Shares ($88.4 million in revenue and $10.6 million in net profit after tax) set for the Company for the fiscal year ended June 30, 2011 and the receipt of title certificates for certain real property for the release of 10% of the Shares. The acquisition by China Green as contemplated by the Transfer Contract and the Supplementary Agreement was consummated on July 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GREEN AGRICULTURE, INC.

Date: November 9, 2010	By:	/s/ Tao Li
Name: Tao Li
Title: President and Chief Executive Officer